 Exhibit 99.1

NEWS RELEASE

Contact: Bruce Frymire

650.965.6042 or bfrymire@cybersource.com

CyberSource Announces Early Termination of HSR Waiting Period

MOUNTAIN VIEW, Calif. - July 8, 2010 - CyberSource Corporation (NASDAQ: CYBS) ("CyberSource"), a leading provider of electronic payment, risk management, and payment security solutions, announced today that the U.S. Department of Justice and Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), with respect to the planned acquisition of CyberSource by Visa Inc. (NYSE: V) ("Visa"), which was announced on April 21, 2010. Accordingly, the requirement under the merger agreement for the expiration or termination of any waiting period under the HSR Act has been satisfied.

The closing of the transaction still remains subject to other conditions in the Agreement and Plan of Merger by and among Visa, CyberSource and Market St. Corp., a wholly-owned subsidiary of Visa, including approval by CyberSource's stockholders at the Special Meeting of Stockholders, scheduled for July 20, 2010 at 10:00 a.m. Pacific time, at CyberSource's headquarters in Mountain View, CA.

About CyberSource

CyberSource solutions enable electronic payment processing for Web, call center, and POS environments. CyberSource also offers industry-leading risk management and payment security solutions for merchants accepting card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes commerce transaction processing systems. Approximately 305,000 businesses use CyberSource solutions, including half the companies comprising the Dow Jones Industrial Average. The company is headquartered in Mountain View, California, and has sales and service offices in Japan, Singapore, the United Kingdom, and other locations in the United States including Bellevue, Washington and American Fork, Utah. For more information on CyberSource please visit www.cybersource.com or email info@cybersource.com. For more information on Authorize.Net small business solutions, please visit www.authorize.net or email sales@authorize.net.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. The reader is cautioned not to place undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of Visa and CyberSource. The forward-looking statements in this release address a variety of subjects including, for example, satisfaction of other conditions under the Merger Agreement and approval by CyberSource stockholders. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that CyberSource's business will not be successfully integrated with Visa's business; matters arising in connection with the parties' efforts to comply with and satisfy applicable closing conditions relating to the transaction; and other events that could adversely impact the completion of the transaction, including industry or economic conditions outside of our control. In addition, actual results are subject to other risks and uncertainties that relate more broadly to Visa's overall business, including those more fully described in Visa's filings with the SEC including its annual report on Form 10-K for the fiscal year ended September 30, 2009, and its quarterly report filed on Form 10-Q for the first quarter of 2010, and CyberSource's overall business and financial condition, including those more fully described in CyberSource's filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2009, and its quarterly reports filed on Form 10-Q for the current fiscal year. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, CyberSource filed a definitive proxy statement with the SEC on June 11, 2010 ("Proxy Statement"). Additionally, CyberSource will file other relevant materials with the SEC in connection with the proposed acquisition of CyberSource by Visa pursuant to the terms of the Agreement and Plan of Merger by and among Visa, CyberSource and Market St. Corp., a wholly-owned subsidiary of Visa. The materials to be filed by CyberSource with the SEC may be obtained free of charge at the SEC's web site at www.sec.gov. Investors and stockholders also may obtain free copies of the proxy statement from CyberSource by contacting its investor relations department by telephone at (650) 965-6000 or by mail at CyberSource Corporation, Investor Relations, 1295 Charleston Road, Mountain View, California 94043. Investors and security holders of CyberSource are urged to read the Proxy Statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

CyberSource, Visa and their respective directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of CyberSource stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of CyberSource's executive officers and directors in the solicitation by reading CyberSource's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009 containing Part III information filed with the SEC on April 30, 2010, the Proxy Statement and other relevant materials filed with the SEC in connection with the merger when they become available. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Visa's executive officers and directors by reading Visa's proxy statement for its 2010 annual meeting of stockholders, filed with the SEC on December 1, 2009. Information concerning the interests of CyberSource's participants in the solicitation, which may, in some cases, be different than those of CyberSource's stockholders generally, is set forth in the Proxy Statement and may be supplemented by other relevant materials filed with the SEC in connection with the merger when they become available. Additional information regarding CyberSource directors and executive officers is also included in the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, containing Part III information, which was filed with the SEC on April 30, 2010.

(c) 2010 CyberSource Corporation. All rights reserved. CyberSource and Authorize.Net are registered trademarks of CyberSource Corporation in the U.S. and other countries. All other brands and product names are trademarks or registered trademarks of their respective companies.